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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-97190 and 33-86016) pertaining to the MPSI Systems Inc. 1984 Stock Option Plan and the MPSI Systems Inc. 1988 Stock Option Plan and in the related Prospectuses of our reports dated November 19, 1996, with respect to the consolidated financial statements and schedules of MPSI Systems Inc. included/incorporated by reference in the Annual Report (Form 10-K) for the year ended September 30, 1996.



                                                              ERNST & YOUNG LLP



Tulsa, Oklahoma
December 18, 1996



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